Exhibit 99.2

1 United Stationers Inc. Earnings Presentation Third Quarter 2010

2 Forward Looking Statements and Non-GAAP Measures This presentation contains forward-looking statements, including references to goals, plans, strategies, objectives, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to, the following: Prevailing economic conditions and changes affecting the business products industry and the general economy; United’s ability to effectively manage its operations and to implement growth, cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on key suppliers and the supplier allowances and promotional incentives they provide; United’s reliance on independent resellers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these resellers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; the impact of variability in customer and end-user demand patters on United’s product sales mix and, in turn, on profit margins; the impact of a loss of, or substantial decrease in, the availability of products or service from key suppliers at competitive prices; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the availability of financing sources to meet United’s business needs; United’s ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; United’s ability to maintain its existing information technology and e-commerce systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions. Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The forward-looking information in this presentation is made as of this date only, and the Company does not undertake to update any forward-looking statement. Investors are advised to consult any further disclosure by United regarding the matters discussed in this release in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. * This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented on the company’s Website (www.unitedstationers.com) under the Investor Information section. Except as noted, all references to financial results within this presentation are presented in accordance with U.S. Generally Accepted Accounting Principles.

3 Q3 2010 Headlines Earnings per diluted share were $1.45*, up 5% from Q3 2009 EPS of $1.38. Sales increased 1.9% from Q3 2009 to $1.27 billion. Gross Margin rate of 15.3% was up from 14.8% last year. Operating expenses in Q3 2010 were $132.6 million*, up from $126.3 million in the prior-year quarter, and were 10.4%* of sales versus 10.1% in the prior-year quarter. Operating income was 4.9%*, up from 4.7% in Q3 2009. Net income increased 3% to $34.4 million* from $33.5 million in Q3 2009. Net cash provided by operating activities was $59.7 million in Q3 2010 versus $51.6 million in Q3 2010. Debt was even with the prior-year quarter at $441.8 million. The Company repurchased 0.3 million shares for $14.7 million in the quarter.

4 Third Quarter 2010 P&L % to sales change $ % to Sales $ % to Sales $ change % change Fav (Unfav) $ Millions (except EPS) QTD Q3 2010 QTD Q3 2010 QTD Q3 2009 QTD Q3 2009 Fav (Unfav) Fav (Unfav) basis points Net Sales 1,270.7 1,246.7 24.0 1.9% Gross Margin 194.8 15.33% 184.9 14.83% 9.9 5.4% 50 Operating Expense 129.3 10.18% 126.3 10.13% (3.0) (2.4%) (5) Operating Income 65.5 5.15% 58.6 4.70% 6.9 11.8% 45 Interest & Other 6.6 6.6 - 1 Taxes 22.4 18.5 (3.9) Net Income 36.5 33.5 3.0 Diluted Shares (000s) 23,774 24,218 Diluted EPS 1.53 $ 1.38 $ 0.15 $ 10.9% Effective Tax Rate 38.1% 35.6% Adjusted to exclude termination of the post-retirement medical plan* Adjusted Operating Income 62.2 4.89% 58.6 4.70% 3.6 6.1% 19 Adjusted Net Income 34.4 33.5 0.9 2.7% Adjusted Diluted EPS 1.45 $ 1.38 $ 0.07 $ 5.1%

5 YTD September 2010 Headlines Earnings per diluted share were $3.20*, up 8.8% from YTD September 2009 EPS of $2.94*. Sales increased 3.4% from YTD September 2009 to $3.65 billion. Gross Margin rate of 14.8% was up from 14.5% last year. Operating expenses in YTD September 2010 were $395.4 million*, up from $380.5 million* in the prior-year period, and were 10.9%* of sales versus 10.8%* in the prior-year period. Operating income was 4.0%*, up from 3.7%* in YTD September 2009. Net income increased 11% to $77.9 million* from $70.2 million* in YTD September 2009. Net cash provided by operating activities was $114.4 million YTD September 2010 compared to $317.5 million* YTD September 2009. The Company repurchased 1.6 million shares for $89.4 million YTD September 2010.

6 Year-to-Date 2010 P&L % to sales change $ % to Sales $ % to Sales $ change % change Fav (Unfav) $ Millions (except EPS) YTD Q3 2010 YTD Q3 2010 YTD Q3 2009 YTD Q3 2009 Fav (Unfav) Fav (Unfav) basis points Net Sales 3,645.8 3,527.2 118.6 3.4% Gross Margin 541.0 14.84% 512.6 14.53% 28.4 5.5% 31 Operating Expense 389.3 10.68% 383.9 10.88% (5.4) (1.4%) 20 Operating Income 151.7 4.16% 128.7 3.65% 23.0 17.9% 51 Interest & Other 19.3 21.0 1.7 Taxes 50.7 39.6 (11.1) Net Income 81.7 68.1 13.6 Diluted Shares (000s) 24,312 23,935 Diluted EPS 3.36 $ 2.85 $ 0.51 $ 17.9% Effective Tax Rate 38.3% 36.8% Adjusted to exclude termination of the post-retirement medical plan in 2010 and severance charges in 2009* Adjusted Operating Income 145.6 3.99% 132.1 3.74% 13.5 10.2% 25 Adjusted Net Income 77.9 70.2 7.7 10.9% Adjusted Diluted EPS 3.20 $ 2.94 $ 0.26 $ 8.8%

7 Sales by Product Category – Q3 2010 Technology sales declined slightly due to the timing of sales and a slight decline in printer imaging. Office Products sales continued to show strong growth as discretionary products and private labels performed well versus the prior year. Janitorial/Breakroom was negatively impacted by a decline in H1N1-related product sales which peaked in Q3 2009. Furniture sales continued to show sequential quarterly improvement. While furniture initiatives are beginning to drive improved performance, white-collar employment trends continue to create challenges in this category. Industrial sales grew significantly reflective of improvement in the manufacturing sector of the economy, continued growth from investments, and strong execution of sales initiatives. Sales Sales Sales Sales growth (decline) growth (decline) growth (decline) growth (decline) Q3 2010 Q2 2010 Q1 2010 Q4 2009 Category vs Q3 2009 vs Q2 2009 vs Q1 2009 vs Q4 2008 Technology (1.1%) 8.6% 3.5% 11.7% Office Products 6.7% 5.7% 2.7% 1.9% Janitorial/ Breakroom (4.4%) (2.1%) 5.0% 9.8% Furniture (0.1%) (2.1%) (10.1%) (22.2%) Industrial 29.6% 27.9% 8.0% (18.1%) Technology 33% Office Products 29% Janitorial/Breakroom 24% Furniture 8% Industrial 6% Q3 2010

8 Sales by Channel – Q3 2010 Independent/Other channel sales include double-digit growth with new channel customers, including E-tail. National accounts sales decline was partially due to lessening demand for H1N1-related products and the shift of some volume direct to the manufacturer. Sales growth Sales growth Sales growth Sales growth (decline) Q3 2010 (decline) Q2 2010 (decline) Q1 2010 (decline) Q4 2009 Channel vs Q3 2009 vs Q2 2009 vs Q1 2009 vs Q4 2008 Independent & Other 3.7% 8.2% 3.4% 3.6% Nationals (7.6%) (8.9%) 0.8% 1.6% Independent & Other 85% Nationals 15% Q3 2010

9 Gross Margin Increased margins in Q3 2010 were due to higher product cost inflation compared with unusually low inflation levels in the prior-year quarter and higher inventory purchase-related supplier allowances. Ongoing competitive pricing pressured margins but was offset by an improving product mix and War on Waste (WOW) savings. dollars in millions Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Dollars $164.3 $163.4 $184.9 $178.0 $166.9 $179.2 $194.8 Rate 14.7% 14.1% 14.8% 15.1% 14.5% 14.7% 15.3% 10.0% 12.5% 15.0% 17.5% 20.0% $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0

10 Operating Expense* Operating expense dollars increased $6.3 million* in Q3 2010 versus the prior-year quarter mainly due to sales growth, investment in strategic growth initiatives, and the reinstatement of employee-related benefits earlier in 2010. These cost increases were somewhat offset by lower bad debt costs, lower depreciation, and continued success with War on Waste (WOW) efforts. dollars in millions Q1 09 * Q2 09 Q3 09 Q4 09 * Q1 10 Q2 10 * Q3 10 * Dollars $132.0 $122.2 $126.3 $133.1 $131.1 $131.7 $132.6 Rate 11.8% 10.5% 10.1% 11.3% 11.4% 10.8% 10.4% 7.5% 10.0% 12.5% 15.0% $- $25.0 $50.0 $75.0 $100.0 $125.0 $150.0

11 Operating Income* dollars in millions Q1 09 * Q2 09 Q3 09 Q4 09 * Q1 10 Q2 10 * Q3 10 * Dollars $32.3 $41.2 $58.6 $44.9 $35.8 $47.5 $62.2 Rate 2.9% 3.6% 4.7% 3.8% 3.1% 3.9% 4.9% 2.0% 3.0% 4.0% 5.0% 6.0% $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0

12 Earnings per Share* shares in millions Q1 09 * Q2 09 Q3 09 Q4 09 * Q1 10 Q2 10 * Q3 10 * EPS $0.66 $0.88 $1.38 $0.98 $0.73 $1.03 $1.45 Diluted Shares 23.8 24.0 24.2 24.6 24.8 24.6 23.8 - - $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40

13 Working Capital Summary Trade A/R DSO continued to improve since year-end 2009 as the credit environment is slowly improving for customers. Inventories were up 16% versus Q3 2009 but down 3% from Q2 2010 reflecting restocking to support sales growth as well as last year’s supply constraints in H1N1-related products and printer imaging supplies. Payables leverage ratios were in line with typical levels but down from unusually high levels in Q3 2009 as inventory turns were reduced to more typical levels in 2010. $ Millions 3/31/2009 6/30/2009 9/30/2009 12/31/2009 3/31/2010 6/30/2010 9/30/2010 Accounts Receivable, adjusted 573.4 595.6 645.7 641.3 606.2 642.6 655.1 Inventories (LIFO) 572.2 519.0 533.9 590.9 610.1 639.2 617.4 Accounts Payable 318.9 374.0 431.8 390.9 433.8 443.9 424.9 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Net Trade A/R DSO 43 42 42 43 43 42 41 Inventory Turns 6.1 7.3 8.1 7.1 6.6 6.7 6.8 A/P as % Inventory (LIFO) 56% 72% 81% 66% 71% 69% 69% A/P as % Inventory (FIFO) 48% 62% 70% 58% 63% 61% 61%

Cash Flows

$ Millions	QTD Q1 09 *	QTD Q2 09 *	QTD Q3 09 *	QTD Q4 09 *	2009 Total Year *	QTD Q1 10	QTD Q2 10	QTD Q3 10	9 mos. end. 9/30/2010
Net Income	13.5	21.2	33.5	32.8	101.0	18.2	27.0	36.5	81.7
Depreciation & Amortization	10.6	10.2	10.9	10.0	41.7	9.3	9.5	9.4	28.2
Share-based compensation	2.9	3.0	3.8	2.6	12.3	3.3	3.5	3.7	10.5
Change in Accounts Receivable *	59.4	(21.8)	(50.3)	4.5	(8.2)	35.9	(36.7)	(12.3)	(13.1)
Change in Inventory	108.1	53.6	(15.1)	(56.8)	89.8	(18.1)	(29.4)	21.9	(25.6)
Change in Accounts Payable	(22.3)	55.4	57.7	(40.9)	49.9	42.5	9.9	(18.9)	33.5
Change in Other Working Capital	(30.0)	6.9	20.0	(8.9)	(12.0)	(4.1)	1.1	12.7	9.7
Change in Working Capital	115.2	94.1	12.3	(102.1)	119.5	56.2	(55.1)	3.4	4.5
Other	(3.4)	(1.3)	(8.9)	1.5	(12.1)	(4.0)	(13.2)	6.7	(10.5)
Adjusted cash provided by (used in) operating activities *	138.8	127.2	51.6	(55.2)	262.4	83.0	(28.3)	59.7	114.4
Capital Expenditures	(2.0)	(2.8)	(4.1)	(6.0)	(14.9)	(5.7)	(5.0)	(7.3)	(18.0)
Proceeds from disposition of fixed assets	-	0.1	(0.0)	-	0.1	-	-	0.1	0.1
Net cash used for capital expenditures *	(2.0)	(2.7)	(4.1)	(6.0)	(14.8)	(5.7)	(5.0)	(7.2)	(17.9)
Free Cash Flow *	136.8	124.5	47.5	(61.2)	247.6	77.3	(33.3)	52.5	96.5

- Cash flow results reflect working capital contraction during 2009, led by a significant reduction in inventory, compared with the current year's re-investment to support sales growth.

October 28, 2010 14

15 Debt and Capitalization Operating cash flow generated in the past twelve months was used for investments in growth initiatives, share repurchases and acquisitions. Total debt was even with Q3 2009 as strong cash flow allowed debt to be maintained at consistent and conservative levels during the past year. Share repurchases totaled 1.6 million shares, or $89.4 million, in the last 12 months. In October 2010, the Board of Directors authorized an additional $100 million share repurchase program. $ Millions 3/31/2009 6/30/2009 9/30/2009 12/31/2009 3/31/2010 6/30/2010 9/30/2010 Debt 552.5 471.8 441.8 441.8 441.8 453.4 441.8 Equity 589.5 619.9 655.2 706.7 730.5 710.6 733.1 Total capitalization 1,142.0 1,091.7 1,097.0 1,148.5 1,172.3 1,164.0 1,174.9 Debt-to-total capitalization 48.4% 43.2% 40.3% 38.5% 37.7% 39.0% 37.6%